As filed with the Securities and Exchange Commission on June 12, 1997
                                                    Registration No.  333-25303
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                         Post-Effective Amendment No. 2
                                       to
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        EQUITY CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

                        Delaware                       75-2521142
             (State or other jurisdiction of         (I.R.S. Employer
             incorporation or organization)        Identification No.)

             415 South First Street
                  Suite 210
                Lufkin, Texas                               75901
            (Address of Principal Executive Offices)      (Zip Code)


                      1997 EQUITY CORPORATION INTERNATIONAL
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                W. Cardon Gerner
                              Senior Vice President
                           and Chief Financial Officer
                             415 South First Street
                                    Suite 210
                               Lufkin, Texas 75901
                     (Name and address of agent for service)

                                 (409) 631-8700
                     (Telephone number, including area code,
                              of agent for service)
                           ---------------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                   Proposed Maximum    Proposed Maximum
                                                    Amount to        Offering Price        Aggregate            Amount of
     Title of Securities to be Registered       be Registered (1)       Per Share        Offering Price    Registration Fee (2)
---------------------------------------------- ------------------ -------------------- ------------------- --------------------

Common Stock, par value $0.01 per share(3)       500,000 Shares           n.a.                n.a.            Previously paid

================================================================================


(1) This registration statement was originally filed with the Securities and Exchange Commission on April 16, 1997 covering 500,000 shares of Common Stock. Pursuant to Rule 416(c) under the Act, this registration statement hereafter shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The initial filing fee of $3,182 was paid in connection with the original filing of this registration statement. No additional filing fee is required.

(3) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Equity Corporation International (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

         (c) the descriptions of the Common Stock and associated preferred share purchase rights contained in the Company's registration statements on Form 8-A (File No. 1-13017) each filed with the Commission on May 19, 1997 pursuant to Section 12(b) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         The  information   required  by  Item  4  is  not  applicable  to  this
Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The  information   required  by  Item  5  is  not  applicable  to  this
Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in their capacities as officers and directors, including liabilities under the Securities Act of 1933.

         The Company's Certificate of Incorporation and Bylaws permit the directors and officers of the Company to be indemnified and permit the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such, to the fullest extent permitted by the Delaware General Corporation Law. The Company has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law. Such indemnification agreements include related provisions intended to facilitate the indemnities' receipt of such benefits, including certain provisions applicable to constituent corporations in the event of certain mergers or acquisitions.

         The Company's Certificate of Incorporation limits under certain circumstances the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         The  information   required  by  Item  7  is  not  applicable  to  this
Registration Statement.

ITEM 8.  EXHIBITS.


Exhibit
Number            Description

4.1+               --   Amended and Restated Certificate of Incorporation (filed as Exhibit 4.1 to the Company's
                        Registration Statement on Form S-8 (Reg. No. 33-98052))
4.2+               --   Amended and Restated Bylaws (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))
4.3+               --   Form of Certificate representing shares of Common Stock (filed as Exhibit 4.1 to the
                        Company's Registration Statement on Form S-1 (Reg. No. 33-82546))
4.4+               --   Stockholder Rights Agreement, dated October 13, 1994, between the Company and American
                        Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Company's
                        Annual Report on Form 10-K for the year ended December 31, 1994)
4.5+               --   Certificate of Designation of the Series One Junior Participating Preferred Stock (filed as
                        Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))
4.6+               --   First Amendment to Stockholders Rights Agreement, dated September 10, 1996, between the
                        Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit
                        6 to the Company's Registration Statement on Form 8-A/A (Amendment No. 2))

4.7*               --   Equity Corporation International 1997 Employee Stock Purchase Plan
5.1*               --   Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered
23.1*              --   Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this
                        Registration Statement)
23.2               --   Consent of Coopers & Lybrand L.L.P.
24.1*              --   Power of Attorney (set forth on the signature page contained in Part II of this Registration
                        Statement)

----------
+  Incorporated herein by reference.
*  Previously filed.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lufkin, State of Texas, on the 12th day of June, 1997.


                                   EQUITY CORPORATION INTERNATIONAL


                                   By: /s/ W. Cardon Gerner
                                       -------------------------
                                       W. Cardon Gerner
                                       Senior Vice President --
                                         Chief Financial Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




            Signature                                   Title                                     Date
            ---------                                   -----                                     ----

              *                           Chairman of the Board, President
       ------------------------           and Chief Executive Officer
         James P. Hunter, III                (Principal Executive Officer)

         /s/ W. Cardon Gerner             Senior Vice President -- Chief                        June 12, 1997
       ------------------------           Financial Officer (Principal Financial
         W. Cardon Gerner                 and Accounting Officer)

              *                           Director
        -----------------------
         J. Patrick Doherty

              *                           Director
       ----------------------
         Jack T. Hammer

              *                           Director
       -----------------------
         Thomas R. McDade

              *                           Director
       ----------------------
         Kenneth W. Smith


*By:   /s/ W. Cardon Gerner                                                                     June 12, 1997
       ----------------------
        W. Cardon Gerner
        Attorney-in-Fact


                                  EXHIBIT INDEX

Exhibit
Number                                               Description
------                                               -----------

4.1+               --   Amended and Restated Certificate of Incorporation (filed as Exhibit 4.1 to the Company's
                        Registration Statement on Form S-8 (Reg. No. 33-98052))
4.2+               --   Amended and Restated Bylaws (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))
4.3+               --   Form of Certificate representing shares of Common Stock (filed as Exhibit 4.1 to the
                        Company's Registration Statement on Form S-1 (Reg. No. 33-82546))
4.4+               --   Stockholder Rights Agreement, dated October 13, 1994, between the Company and American
                        Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Company's
                        Annual Report on Form 10-K for the year ended December 31, 1994)
4.5+               --   Certificate of Designation of the Series One Junior Participating Preferred Stock (filed as
                        Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052))
4.6+               --   First Amendment to Stockholders Rights Agreement, dated September 10, 1996, between the
                        Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit
                        6 to the Company's Registration Statement on Form 8-A/A (Amendment No. 2)).

4.7*               --   Equity Corporation International 1997 Employee Stock Purchase Plan
5.1*               --   Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered
23.1*              --   Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this
                        Registration Statement)
23.2               --   Consent of Coopers & Lybrand L.L.P.
24.1*              --   Power of Attorney (set forth on the signature page contained in Part II of this Registration
                        Statement)

----------
+  Incorporated herein by reference.
*  Previously filed.